06/26/2006 02:56

9185990786

AMERE

PAGE 11!20

LEASE AGREE]V . NT OF BUM DING FOR BUS.L SS PURPOSE

IRIS AGREEMENT made this

day of December, 2005, between COI
Properties, hereinafter referred to as Lessor, and AMEREX Companies Inc., hereinafter referred to as Lessee,

W1TNESSE.TC :

L

Demise, Term, and Rent That, in consideration of the covenants herein contained. on the part of Lessee to be observed and performed, Lessor does hereby demise and lease unto Lessee all that premises located at 1105 North Peoria, Tulsa, (7., 74106. The property buildings and improvements of 1105 North Peoria, Tulsa Ok 741 16 consists of 6 buildings approximately 75,000 square feet, 10 acres of land zoned W, , office building of 8,000 square fleet and all improvements of said facilities.

To have and to hold the said premises unto lessee, their successors and/or assigns, for the term. of five years from the 1st day of _February, 2006, to the _31 day of December_, 2011 unless sooner terminated as hereafter provided; yielding and paying as rent therefore the sum of _$81,000_ annually payable to Lessor in equal monthly installments in advance of $_6,750_ on the first day of each month, the first payment to be made on February 1, 2006. Lessee shall have the option to renew this lease upon identical terms and conditions an additional terms of five years each at the annual rate of $_$89,100 (payable at the rate of _$7,425.00_ per month on the first of each month), provided that written notice of intent to exercise the option is delivered to Lessor no later than ninety (90) days prior to the termination of the preceding lease year term.

2, Lessee's Covenants. Lessee, for themselves:

(a)

To Pay Rent. That Lessee will pay the said rent at the times and in the manner aforesaid, except only in case of fire or other unavoidable casualty as hereinafter provided.

To Pay for Utilities Supplied. That Lessee will promptly pay all gas, electric, light, heat, fuel, power, and water fixrnish,ed or supplied to or on any part of said premises.

1

06/26/2006 02:56

9185990786

AMERE

PAGE 11!20

(c)

To Keep in Full Repair and Replace Glass Broken. That Lessee will keep all and singular the said buildings and premises, including the plumbing and heating ai.r conditioning, electrical building exterior and grounds in good repair, damage by fire or other unavoidable casualty only excepted, and will promptly replace all glass thereof broken during the and term by other of the same size and quantity. In the event that the building and premises are (or subsequently become at any time during this lease andlor any extension thereon in an unsafe condition and/or out of compliance with any Municipal, County, State, Federal, or other governmental ordinance, code, statute or regulation, the Lessee shall immediately notify Lessor of the condition.

Not to Injure or Overload. That Lessee will not injure, overload, or deface or suffer to be injured, overloaded, or defaced the premises or any part thereof.

(c) To Indemnify Against Accidents and Negligence. That Lessee will save harmless and indemnify Lessor from and against all loss, liability, or expense that may be incurred by reason of any intentional act or accident, including but not limited to any accident with the machinery, hatchways, gas or water or other pipes, or from any damage, neglect or misadventure arising from a failure to remove snow and ice from the sidewalks or from the roof of the building_

(n To Provide Other Indemnification

(1) Lessee, to the maximum extent permitted bylaw, shall defend, protect, indemnify and hold harmless Lessor, and directly or indirectly, along with Lessor's employees and agents ("indemnified parties"), against all claims, demands or causes of action, suits, damages, liabilities, judgments, losses and expenses (including, without limitation, attorneys' fees and costs of litigation, whether incurred for an indemnified party's pri.rrzary defense or for enforcement of its indemnification rights) which may be incurred by an indemnified party or asserted by Lessee (including, without limitation, Lessee's employees, Lessees and agents) or by any third party on account of:

06/26/2006 02:56

9185990786

AMERE

PAGE 11!20

(i)

any personal injury, disease or death of any person.(s), damage to or loss of any property, or money damages or specific performance owed to any third party (by contract or operation of law), and any fines, penalties, assessments, environmental response costs or injunctive obligations caused by, arising out of, or in any way incidental to or in connection with, actions or omissions of Lessee (including, without limitation, its employees, Lessees and agents) or any third party including, without limitation, (1.) the sole negligence, fault of strict liability of Lessee and (2) the concurrent negligence, fault or strict liability of any combination of the indeatxiri.ified parties, Lessee and/or any third party, and/or any breach of any representation, warranty or covenant of Lessee contained in this agreement.

(2) It is the intention of the parties that the obligations of Lessee under this section (f) are without regard to whether the negligence, fault or strict liability of an indemnified party is a contributory factor, and such obligations are intended to protect the indemnified parties against the consequences of their own negligence, fault or strict liability_ Without regard to the extent of negligence, if any, of an indemnified party, Lessee, at its expense, shall defend any such claim or suit against an indemnified party and shall pay any resulting judgment or award. If, after Lessee has both defended any such suit and paid any resulting judgment or award, it is determined by a final non-appealable decision that the matter was a result of the sole or concurrent negligence, fault or strict liability of an indemnified party, then the Lessor agrees to reimburse Lessee for the judgment or award against the Lessor and the portion of Lessee's reasonable attorneys' fees, litigation expenses and court costs which relate to an indemnified pasty's determined liability. The indemnified parties expressly reserve the right to participate in their defense with counsel of their own choosing_ Lessee's obligations under this section (f) and all other indemnification obligations of Lessee set forth in this agreement shall survive the term nation of this agreement.

(i) Not to Suffer Unlawful Use, or to Endanger Insurance, ete. That Lessee will not make or suffer any unlawfixl, improper, or offensive use of the premises, or any use or occupancy thereof contrary to any law of the state or any ordinance of the said city now or hereafter made, or which shall be injurious to any person or property, or which shall be liable to endanger or affect any insurance on the said building or to increase the premium thereof

06!26!2006 02:56

9185990786

AMERE>

PAGE 12120

6) Not to Make Alterations, Place Signs, etc. That Lessee is not to make any alterations or additions in or to the premises except for new electrical, transfer- lines, water lines, pads, gravel roads and parking, building dock and door, walls, gates, and signs, without the written consent of Lessor, which consent shall be not be unreasonably denied, nor to suffer any holes to be made or dri.iled in the outside stone or brick work, which consent shall not be unreasonably denied, nor to suffer any signs to be placed upon the building except such as Lessor shall in writing approve, Lessee shall be permitted to install ecluipn ent for their normal manufacturing operation, provided that said proposed alterations comply with all Municipal, County, State, kederal or other governmental ordinances, codes, statutes, regulations.

(g)

Not to Assign or Sublet. That Lessee is not to assign, Sublet, or part with the possession of the whole or any part of the demised premises without first obtaining the written consent of Lessor.

To Permit Lessor to Enter. That Lessor at all reasonable times may enter to view the premises and to make repairs which Lessor may see fit to make, or to show the premises to persons who may wish to lease or buy, and that during three months next preceding the expiration of the term Lessee will permit Lessor to place and keep upon the front of the building a notice that the premises are for rent or for sale.

To Yield up Premises. Unless an option to purchase is provided for, Lessee covenants that the expiration of the said term, Lessee will peaceably yield up to Lessor the premises and all erections and additions made upon the same, in good repair in all respects, reasonable use and at and damage by fire and other unavoidable casualties excepted, as the same now are or may be put in by Lessee, free from all hazardous materials and free from any violation of any Municipal, County, State, Federal or other Governmental ordinance, code, statute, regulation, or other violation.

Assent Not Waiver of Future Breach of Covenants. That no assent, express or implied, by Lessor to any breach of any of Lessee's covenants, shall be deemed to be a waiver of any succeeding breach of the same or any other covenant.

4

06!26!2006 02:56

9185990786

AMEREX

PAGE 15/20

(k.) Costs and Attorney )Fees. Lessee agrees to pay all reasonable costs, attorney fees and expenses that shall be made and incurred by Lessor in enforcing the clauses and provisions of this Lease..

(1) No Lien Created by Lessee. Lessee agrees not to make any contract for construction, repair, or improvements on, in, of or to the premises, or any part thereof, or for any work to be done or materials to be furnished on or to the premises, or any part thereof, without providing in such contract or agreements that no lien of mechanics or matertalmerx shall be created or shall arise against the above-described real estate and/or the building or improvements at any time located thereon.

(rn) Condition of the Property. Lessee has examinedows the condition of the prexxxi.ses, and agrees to receive the same in its present condition, and no representations as to condition or repair thereof have been made by Lessor or its agents, prior to, or at the execution. of this Lease including lack of phone system.

(n)

Abandonment of the Premises. If Lessee shall abandon or vacate the premises, said Premises may be r.+ -let by Lessor for such rent and on such terms as Lessor may s+ee fit, and, if a sufficient sum shall not be thus realized, after paying all expense of such re-letting and collecting to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiency within terra.

Compliance with Rules, Regulations, and Laws. Lessee covenants to observe and comply with all rules, regulations and laws now in effect or which may be enacted during the continuance of this Lease by any municipal, county, state, federal, or other authority having jurisdiction over the premises, and to indemniFy Lessor for any damage caused by violation thereof'.

(p)

Injury to Property, Persons. Lessee and Lessor covenant and agree that Lessor shall be under no duty to insure Lessee's contents against loss by any means during the term of this lease, and that all property of any kind that may be on the premises during the continuance of this lease shall be at the sole risk of the Lessee, and that the Lessor shall not be liable to the

06!26!2006 02:56

9185990786

AMEREX

PAGE 15/20

Lessee or any other person for any in jury, loss, or damage to property or to any person on the premises.

(q) Termination upon Breach. This Lease may be terminated by Lessor in the event of the breach of any of the covenants, conditions, provisions or agreements herein contained, in which case Lessor may reenter on the premises and immediately thereon, this Lease shall terminate.

3.

Lessor's Covenants. Lessor does hereby covenant witht Lessee as follows

(a)

Quiet Enjoyment. Lessor covenants that Lessee shall peacefully and quietly have hold and enjoy the premises for the agreed term, so long as Lessee is not in default hereunder.

(b)

Ownership of Flatrures Upon Termination. All fixtures erected in or attached to the premises by Lessee may be removed by Lessee at the termination. of this Lease, provided (i) Lessee shall rot then he in default M the performance of any of his covenants herein, (ii) that such removal shall not permanently injure the building, and (iii) that removal shall be made before the expiration of this Lease or. any extension thereof

To Pay Real EstatcTaaRes. That Lessor will pay the ad valorem taxes upon the real estate, which shall be assessed and levied upon the demised premises during the said term as they shall fall due.

To insure against Fire - Loss of Rents. That Lessor may but is not zccluired), during the said terns or any extension thereof, insure and keep insured in the names of Lessor the said building from loss or damage by fire to the extent desired by Lessor at no expense to Lessee. Lessor shall be under no obligation to insure Lessee's contents in the building or situated upon the premises.

4.

Termination of Demise or Suspension of Rent in Case of Fib, etc. Provided also, that in case the demised premises or any part thereof shall at any time during the said term, be destroyed or damaged by fire or other unavoidable casualty so as to be unfit for occupancy and use, then and in that case this demise shall determine.

06!26!2006 02:56

9185990786

AMEREX

PAGE 15/20

5. Termination of Demise or Suspension of Rent in Case of Taking by Eminent Domain. Provided, also, that in case the whole or any part of the premises hereby demised shall be taken by the County of Tulsa, the State of Oklahoma., the United States of America, or any

her public authority for any public use, then this demise shall determine (if only a part is taken, at the election of Lessee) from the time when possession of the whole or of the part so taken shall be required for such public use, and the rents, properly apportioned, shall be paid up to that time; and Lessee (whether he elects that this demise shall so determine or not) shall not claim or be entitled to any part of the award to be made for damages for such taking for public use; and such taking shall not be deemed a breach of this Lease by Lessor. Provided further, that if Lessee shall not so elect that this demise shall determine, the obligations and liabilities of Lessee upon his covenants hereinbefore contained shall continue in all respects notwithstanding such taking for public use.

6„

TL._ shat

ased. Preen s foLthe, ope+ ti<o a_o.' a_manufac ur ng I aca~Ji.y_a ?cjwaste handlaun . motes g fa_c ty. and_#lo o_o ier,purpos ; with,Q.he prig vw

c se

the .e.3A.r_,wxk ch„.cans..t,shal of be unr_easonably_den edr

7. Additional Agreements of the Fatties. Lessor and Lessee hereby mutually agree as follows:

(a)

Disclaimer. Lessor makes no representation or warranty whatsoever, express or implied, as to the physical condition of the premises or any part thereof Lessor shall have no liability whatsoever to Lessee or their successors and assigns for any defect in or impairment of the physical condition of the premises or any part thereof.

Captions. The captions, headings, and arrangements used in this Lease are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof

(c)

Number and Gender of Worrds. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa, and words of any gender shall

OE/26/2006 02:56

9185990786

AMEREX

PAGE 16120

include each other gender where appropriate.

(d) Governing Law. This Lease is being executed and delivered in the State of Oklahoma, and the laws of such state shall govern the validity, construction, enforcement, and interpretation hereof and of the obligations, liabilities, rights, remedies, powers and privileges of the parties hereto.

(e